UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported)     JUNE 13, 2005


                        EMMIS COMMUNICATIONS CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                     INDIANA
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                 (State or Other Jurisdiction of Incorporation)


              0-23264                                     35-1542018
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     (Commission File Number)                 (IRS Employer Identification No.)


   ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
     SUITE 700, INDIANPOLIS, INDIANA                         46204
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 (Address of Principal Executive Offices)                  (Zip Code)


                                  317-266-0100
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ISSUANCE OF FLOATING RATE SENIOR NOTES DUE 2012

          GENERAL

        On June 13, 2005, Emmis Communications Corporation ("Emmis") closed the issuance and sale, pursuant to an exemption from the registration requirements of the Securities Act of 1933, of $300,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2012 (the "NOTES") to certain initial purchasers, pursuant to a Purchase Agreement, dated as of June 13, 2004, among Emmis and the initial purchasers party thereto.

        Emmis intends to use the net proceeds from that offering, together with approximately $100.0 million of borrowings under the credit facility of Emmis' principal operating subsidiary, Emmis Operating Company, primarily to purchase shares of its Class A common stock in connection with its previously announced "Dutch Auction" tender offer (including related fees and expenses).

        The Notes were issued pursuant to an Indenture (the "INDENTURE"), dated as of June 13, 2005, by and between Emmis and The Bank of Nova Scotia Trust Company of New York, as trustee. The holders of the Notes will have certain registration rights pursuant to a Registration Rights Agreement (the "REGISTRATION RIGHTS Agreement"), dated as of June 13, 2005, by and among Emmis and the initial purchasers.

          MATURITY DATE AND INTEREST RATE

        The Notes will mature on June 15, 2012. Interest on the Notes will accrue at a floating rate per annum, reset quarterly, equal to LIBOR plus the applicable margin, as set forth in the Commitment and Engagement Letter, dated as of May 15, 2005, furnished to the SEC as an exhibit to Emmis' Tender Offer Statement on Schedule TO, filed on May 16, 2005. Interest payment dates are March 15, June 15, September 15 and December 15, commencing September 15, 2005.

          RANKING

        The Notes will be general unsecured indebtedness of Emmis. The Notes will rank equally with all of Emmis' other existing and future senior indebtedness and senior in right of payment to its existing and future subordinated indebtedness. The Notes will be effectively subordinated to all of Emmis' secured indebtedness and all indebtedness and other obligations of Emmis' subsidiaries.

           OPTIONAL REDEMPTION

         Emmis may redeem any of the notes, in whole or in part, at any time on or after December 15, 2005, at redemption prices (expressed as percentages of principal amount) set forth below, if redeemed during the twelve month period beginning on December 15 of the years indicated below:

YEAR                                   PERCENTAGE
----                                   ----------
2005                                      100.00%
2006                                      102.00%
2007                                      101.00%
2008 and thereafter                       100.00%

        In addition, Emmis may redeem up to 35% of the outstanding principal amount of the Notes before December 15, 2005, with the net cash proceeds from certain equity offerings.

          CHANGE OF CONTROL

        Upon the occurrence of specified change of control events, Emmis will be required to make an offer to repurchase all of the Notes. The purchase price will be 101.00% of the outstanding principal amount of the Notes plus accrued and unpaid interest to the date of repurchase.

           CERTAIN COVENANTS

         The Indenture will limit the ability of Emmis and its subsidiaries to:

         o    incur additional indebtedness;
         o pay dividends, make repayments on indebtedness that is subordinated to the Notes and make other restricted payments;
         o    incur certain liens;
         o    use proceeds from sales of assets;
         o enter into business combination transactions (including mergers, consolidations and asset sales);
         o    enter into sale and leaseback transactions;
         o    enter into transactions with affiliates; and
         o permit restrictions on the payment of dividends by Emmis' subsidiaries.

        These covenants are subject to important qualifications and exceptions. There are no ratings-based triggers in the Indenture that could increase the cost of borrowing thereunder, and there are no financial maintenance covenants in the Indenture. The Indenture contains affirmative covenants and events of default that are customary for Indentures governing high-yield debt securities.

           REGISTRATION RIGHTS

        Under the Registration Rights Agreement, Emmis agreed, among other things, to:

         o file a registration statement within 120 days after the issue date of the Notes, enabling the holders of the notes to exchange the Notes for notes with substantially identical terms, whose issuance is registered under the Securities Act of 1933;

         o use commercially reasonable efforts to cause the registration statement to become effective within 180 days after the issue date of the Notes; and
         o use commercially reasonable efforts to complete the exchange offer within 30 business days after the date on which the registration statement is declared effective.

         Emmis must pay liquidated damages on the Notes if it does not comply with its obligations under the Registration Rights Agreement.

           PURCHASE AGREEMENT

         On June 13, 2005, Emmis entered into a Purchase Agreement with certain initial purchasers relating to its offering of the Notes. In the Purchase Agreement, Emmis has agreed to indemnify the initial purchasers against liabilities arising from the transactions, including liabilities arising under the Securities Act of 1933.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         See the discussion under Item 1.01 above, which discussion is incorporated by reference herein.


ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         On June 13, 2005, at a special meeting of shareholders, the shareholders of Emmis approved amendments (the "Amendments") to Emmis' second amended and restated articles of incorporation (the "Articles of Incorporation"), and thereafter Emmis filed the Articles of Amendment with the Secretary of State of Indiana to give effect to the approved Amendments.

        The Amendments change the terms of Emmis' outstanding convertible preferred stock so that (i) a special anti-dilution formula applies to Emmis' previously announced "Dutch Auction" tender offer that reduces the conversion price of the convertible preferred stock proportionately based on the aggregate consideration paid in the tender offer and (ii) a new anti-dilution adjustment provision will apply to all other tender and exchange offers triggering an adjustment that is based on the aggregate consideration paid in such tender or exchange offer, Emmis' overall market capitalization and the market value of the Class A common stock determined over a 10-day trading period ending on the date immediately preceding the first public announcement of Emmis' intention to effect a tender or exchange offer.

         In connection with the previously announced "Dutch Auction" tender offer, the conversion price of Emmis' issued and outstanding convertible preferred stock will decrease from $39.0625 to $30.10 upon consummation of the tender offer.

         In addition, the Amendments grant the holders of the convertible preferred stock the right to require Emmis to redeem all or a portion of their shares on the first anniversary after the occurrence of a going private transaction in which Jeffrey H. Smulyan, Emmis' largest shareholder, or his affiliates participate. The redemption price would be the liquidation preference per share plus accumulated, accrued and unpaid dividends.

         The description of the Amendments set forth above is qualified in its entirety to the Amendments, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
             FISCAL YEAR

         Reference is made to the information regarding the Amendments to Emmis' Articles of Incorporation contained in Item 3.03 of this Current Report on Form 8-K and the Definitive Proxy Statement filed by Emmis on June 2, 2005, which is incorporated by reference herein.


ITEM 8.01    OTHER EVENTS.

         On June 15, 2005, Emmis issued a press release announcing a proposed offering of $325 million principal amount of its floating rate senior notes due 2012 in a Rule 144A offering. A copy of the press release is attached hereto as
Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

         In addition, on June 17, 2005, Emmis issued a press release announcing the pricing of its floating rate senior notes due 2012 in a Rule 144A offering. The size of the offering was increased to $350 million principal amount from $325 million principal amount. A copy of the press release is attached hereto as
Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated by reference herein.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

       (c)   EXHIBITS.

EXHIBIT      DESCRIPTION
-------      -----------
  3.1        Articles of Amendment, dated June 13, 2005.

 99.1        Press release, dated June 15, 2005.

 99.2        Press release, dated June 17, 2005.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 17, 2005

                                      EMMIS COMMUNICATIONS CORPORATION


                                      By: /s/ J. Scott Enright
                                          --------------------------------
                                          Name:  J. Scott Enright
                                          Title: Vice President, Associate
                                                 General Counsel and Secretary

                             INDEX TO EXHIBITS



EXHIBIT      DESCRIPTION
-------      -----------
  3.1        Articles of Amendment, dated June 13, 2005.

 99.1        Press release, dated June 15, 2005.

 99.2        Press release, dated June 17, 2005.